Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Share Incentive Plan and the 2021 Employee Share Purchase Plan of WalkMe Ltd., of our report dated March 18, 2024, with respect to the consolidated financial statements of WalkMe Ltd. and its subsidiaries, included in its Annual Report (Form 20-F) for the year ended December 31, 2023 filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 18, 2024	A Member of EY Global